FOR FURTHER INFORMATION:                                           TRADED:  NYSE
                                                                   SYMBOL:  ELK
Richard J. Rosebery, Executive Vice President,
Treasurer and Chief Administrative & Financial Officer
(214) 851-0500

PRESS RELEASE
FOR IMMEDIATE RELEASE


      ELCOR REPORTS HIGHER FISCAL 1997 FIRST QUARTER SALES AND EARNINGS

DALLAS, TEXAS, October 16, 1996 . . . . Elcor Corporation announced today that sales for the first quarter ending September 30, 1996, rose $16 million to $64.5 million, up 33% from $48.5 million in the year-ago quarter. Net income increased to $3,768,000, or $.43 per share, from $3,663,000, or $.41 per share in the same quarter last year. The company's two business sectors, Roofing Products and Industrial Products, both contributed to the improved operating results.

Roy E. Campbell, Chairman and Chief Executive Officer, said, "In the Roofing Products sector, growing demand and better net prices for our Elk subsidiary's patented Enhanced High Definition(R) and Raised Profile(TM) Prestique(R) premium laminated fiberglass asphalt shingles, along with increasing production and sales from all our roofing plants, accounted for much of the 33% increase in first quarter sales.

"Operating losses at Elk's new Shafter, California plant did reduce first quarter earnings by about $.09 per share. Certain planned changes were being made to the new plant's production line towards
                                                                           /more
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PRESS RELEASE
Elcor Corporation Quarterly Results
October 16, 1996
Add One

the end of the first quarter which are expected to enhance the plant's overall performance in subsequent periods.

"Start-up operations at Elk's new nonwoven fiberglass mat plant at Ennis, Texas were underway during the first quarter. This plant's new nonwoven fiberglass roofing mats have substantially superior physical properties which are expected to contribute to lower production costs in our roofing plants in the years ahead. The new plant's production rates are now sufficient to handle all of Elk's internal fiberglass roofing mat requirements. During the second quarter, the new plant plans to sell limited quantities of fiberglass roofing mat to certain other manufacturers to provide them an opportunity to sample the performance of the new mat in their shingle manufacturing plants. During this year's first quarter, about $1.7 million of deferred preoperating costs at the new Ennis facility were capitalized.

"The company's Industrial Products segment also reported improved operating results primarily because of increased fees generated by Ortloff Engineers, LTD. from licensing Elcor's technology," he said.

FINANCIAL POSITION

Elcor continues to maintain a strong financial position. During the first quarter, net cash flows from operating activities of $10.6 million fully covered the $9.6 million spent in investing activities.
                                                                           /more
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PRESS RELEASE
Elcor Corporation Quarterly Results
October 16, 1996
Add Two

Long-term debt of $51.9 million was down slightly from $53 million at June 30, 1996. However, the increase in long-term debt from $17.2 million in the year-ago quarter was primarily a result of the completion of about $100 million in investments for the two new major plants. At September 30, 1996, shareholders' equity was $105.2 million; total capital was $157.1 million; and long-term debt as a percent of total capital was 33%. The current ratio was 2.5:1 at September 30, 1996.

OUTLOOK

"At the present time, we expect that strong demand for our patented Enhanced High Definition and Raised Profile Prestique shingles will boost shipments and sales to record levels for fiscal 1997. We continue to believe that earnings per share during the second and third quarters should be in the general range of, or possibly lower than, the fiscal 1996 comparable quarters until the manufacturing output and sales at both new plants rise above the break-even point. We expect that fourth quarter earnings will benefit from the seasonal increase in demand for products produced by these two major new facilities. Our current forecast for earnings per share for fiscal year ending June 30, 1997 remains in the range of $1.30 to $1.50 per share, up from $1.16 per share in fiscal 1996.

"Looking ahead to the longer term, we have made the investments to expand capacity that should enable us to achieve strong growth in sales and earnings over the next several years. In recognition of these growth prospects, the Board of Directors recently increased our regular quarterly cash dividend by 17% to $.07 per share," Campbell concluded.
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PRESS RELEASE
Elcor Corporation Quarterly Results
October 16, 1996
Add Three

SAFE HARBOR PROVISIONS

In accordance with the recently enacted safe harbor provisions of the securities law regarding forward-looking statements, except for the historical information contained herein, the above discussion contains forward looking statements that involve risks and uncertainties. Elcor's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs and the time that it takes to bring the new Shafter, California and Ennis, Texas plants to profitable operations, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, as well as the other risks detailed herein and in the company's reports filed with the Securities and Exchange Commission, including, but not limited to its Form 10-K for the fiscal year ended June 30, 1996 and its Form 8-K dated October 16, 1996.

                               - - - - - - - -

Elcor, through its subsidiaries, manufactures roofing products and industrial products. Each of Elcor's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).

Elcor's roofing products facilities are located in Tuscaloosa, Alabama;
Shafter, California; Dallas and Ennis, Texas. Its industrial products facilities are located in Cleveland, Ohio; Dallas, Lufkin, and Midland, Texas.
                                                                           /more

PRESS RELEASE
Elcor Corporation Quarterly Results
October 16, 1996
Add Four

CONDENSED RESULTS OF OPERATIONS
(Unaudited, $ in thousands)


                                        First Quarter           Trailing
                                     Three Months Ended    Twelve Months Ended
                                        September 30,         September 30,
                                     1996          1995    1996             1995
                                     ----          ----    ----             ----
SALES                                $ 64,536  $ 48,528    $ 212,470   $ 169,112
                                     --------  --------    ---------   ---------

COSTS AND EXPENSES:
   Cost of sales                       50,524    35,856      163,748     125,086
   Selling, general & administrative    7,897     6,752       30,266      27,926
   Reduction in value of assets             0         0        1,595           0
   Interest expense, net                  161        25          319           6
                                     --------  --------    ---------   ---------

Total Costs and Expenses               58,582    42,633      195,928     153,018
                                     --------  --------    ---------   ---------


INCOME BEFORE INCOME TAXES              5,954     5,895       16,542      16,094
Provision for income taxes              2,186     2,232        6,153       6,029
                                     --------  --------    ---------   ---------

NET INCOME                           $  3,768  $  3,663    $  10,389   $  10,065
                                     ========  ========    =========   =========

NET INCOME PER SHARE                 $   0.43  $   0.41    $    1.17   $    1.14
                                     ========  ========    =========   =========

AVERAGE COMMON AND COMMON
 EQUIVALENT SHARES OUTSTANDING          8,793     8,843        8,844       8,830
                                     ========  ========    =========   =========



PRESS RELEASE
Elcor Corporation Quarterly Results
October 16, 1996
Add Five


CONDENSED BALANCE SHEET
(Unaudited, $ in thousands)



                                                         September 30,
ASSETS                                              1996              1995
------                                              ----              ----
Cash and cash equivalents                       $    2,775       $    2,014
Receivables, net                                    47,301           31,673
Inventories                                         19,479           11,827
Deferred income taxes                                2,691            2,066
Prepaid expenses and other                             946            1,818
                                                ----------       ----------
     Total Current Assets                           73,192           49,398

Property, plant equipment, net                     117,898           75,056
Net assets of discontinued operations                2,988            7,175
Other assets                                         1,301            8,797
                                                ----------       ----------
     Total Assets                               $  195,379       $  140,426
                                                ==========       ==========




                                                         September 30,
LIABILITIES AND SHAREHOLDERS' EQUITY                1996              1995
-------------------------------------               ----              ----

Accounts payable and accrued liabilities        $   29,144       $   22,020
Current maturities on long-term debt                     0                0
                                                ----------       ----------
     Total Current Liabilities                      29,144           22,020

Long-term debt, net                                 51,900           17,200
Deferred income taxes                                9,172            4,507
Shareholders' equity                               105,163           96,699
                                                ----------       ----------
     Total Liabilities and Shareholders'
     Equity                                     $  195,379       $  140,426
                                                ==========       ==========


PRESS RELEASE
Elcor Corporation Quarterly results
October 16, 1996
Add Six

CONDENSED STATEMENT OF CASH FLOWS
(Unaudited, $ in thousands)

                                                    For the Three Months Ended
                                                            September 30,
                                                    1996                  1995
                                                  --------             ---------
CASH FLOWS FROM:

OPERATING ACTIVITIES
Net income                                        $  3,768             $   3,663
Adjustments to net income
   Depreciation and amortization                     1,915                   775
   Deferred income taxes                               879                   857
   Changes in assets and liabilities
     Trade receivables                              (4,819)                1,237
     Inventories                                     7,269                  (126)
     Prepaid expenses and other                      1,010                 1,164
     Accounts payable and accrued liabilities          550                   573
                                                  --------             ---------
Net cash from operations                            10,572                 8,143
                                                  --------             ---------
INVESTING ACTIVITIES
   Additions to property, plant & equipment         (9,599)               (8,066)
   Other                                               (39)                  (14)
                                                  --------             ---------
Net cash from investing activities                  (9,638)               (8,080)
                                                  --------             ---------
FINANCING ACTIVITIES
   Long term borrowings, net                        (1,100)               (1,200)
   Dividends on common stock                          (614)                 (524)
   Treasury stock transactions and other, net         (189)                  (56)
                                                  --------             ---------
Net cash from financing activities                  (1,903)               (1,780)
                                                  --------             ---------

NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS                                  (969)               (1,717)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR       3,744                 3,731
                                                  --------             ---------

CASH AND CASH EQUIVALENTS AT END OF PERIOD        $  2,775             $   2,014
                                                  ========             =========